UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2021 (January 29, 2021)

MARIZYME, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53223	82-5464863
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

555 Heritage Drive, Suite 205, Jupiter Florida	33458
(Address of principal executive offices)	(Zip Code)

(561) 935-9955

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	MRZM	OTC Markets

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 29, 2021, Marizyme, Inc. (“Marizyme”) promoted Amy Chandler to Executive Vice President of Regulatory & Quality Affairs. Ms. Chandler will be compensated as follows: $250,000 per annum.

Amy Chandler, Executive Vice President of Regulatory & Quality Affairs

Ms. Chandler has over 25 years of experience in the medical device, pharmaceutical and combination product industries, supporting CNS, cardiovascular, endovascular, consumer and wound care product development and manufacturing. She began her career at Johnson & Johnson where she held multiple positions of increasing levels of responsibilities within the Quality Assurance organization (QAU, QA, QC, QE, SQA). She has expertise in the development of Quality Assurance and Regulatory Affairs organizations and systems throughout all stages of a product life cycle. In addition, she has created both US and international strategies and submissions to secure key regulatory approvals and ensure quality and compliance. Ms. Chandler holds a B.S degree in Chemistry from North Carolina State University, a M.S. degree in Textile Technology from the Institute of Textile Technology, and is RAC (Global) certified.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Marizyme, Inc. has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2021	MARIZYME, INC.

	By:	/s/ Neil J. Campbell
Dr. Neil J. Campbell
Chief Executive Officer